UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 28, 2006
ALPHARMA INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8593	22-2095212

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Executive Drive
Fort Lee, New Jersey	07024

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code	(201) 947-7774
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On December 28, 2006, Alpharma Inc. (“Alpharma”) and Computershare Trust Company, N.A. (“Computershare”) entered into a Termination Agreement terminating the Public Shareholder Protection Plan, dated as of November 22, 2006, between Alpharma and Computershare.
     The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current report on Form 8-K and is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement
     The information contained in Item 1.01 above is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders
     The information contained in Item 1.01 above is incorporated herein by reference.
Item 8.01 Other Events
     On December 28, 2006, Alpharma Inc., a Delaware corporation (the “Company”) through its wholly-owned subsidiaries Alpharma (Bermuda) Inc., a Delaware corporation (“Alpharma Bermuda”), and Alpharma Euro Holdings Inc., a Delaware corporation (“Holdings”), purchased the 11,872,897 outstanding shares of the Company’s Class B Common Stock, par value $0.20 (the “Class B Shares”), held by A.L. Industrier A.S. (“ALI”) through a direct, wholly-owned subsidiary, AS Wangs Fabrik (the “Seller Subsidiary”) for $25.50 per share, for a total of $302,758,873.50, in cash (the “Transaction”), pursuant to the Stock Purchase Agreement, dated as of December 13, 2006, by and among the Company, Alpharma Bermuda, Holdings, ALI and the Seller Subsidiary.
     A copy of the press release issued by the Company announcing the closing of the Transaction is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (a) Exhibits

Exhibit No.	Exhibit
10.1	Termination Agreement, dated as of December 28, 2006, between Alpharma Inc. and Computershare Trust Company, N.A.
99.1	Press Release issued by Company, dated December 28, 2006, announcing the closing of the Transaction.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2006	ALPHARMA INC.

	By:	/s/ Jeffrey S. Campbell

	Name:	Jeffrey S. Campbell
	Title:	Vice President, Finance and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Termination Agreement, dated as of December 28, 2006, between Alpharma Inc. and Computershare Trust Company, N.A.
99.1	Press Release issued by Company, dated December 28, 2006, announcing the closing of the Transaction.